UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2007

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On February 6, 2007, we issued a press release announcing our financial results for the quarter ended December 31, 2006.  The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as expressly set forth by specific reference in such a filing.

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the press release we issued on February 6, 2007, we also announced that, in the course of preparing our financial statements for the quarter ended December 31, 2006, we identified, with respect to the fiscal years ended June 30, 2004, 2005 and 2006 and the quarter ended September 30, 2006 and in prior periods, an error in the classification of foreign currency translation gains and losses related to intercompany accounts.  Such gains and losses were included in accumulated other comprehensive income and should have been included in earnings.  In order to correct this error, we will restate the financial statements for each such period to reflect a non-cash adjustment to income (loss) before provision for income taxes.  We currently estimate, on a preliminary basis, that these adjustments will consist of the following:  (a) loss before provision for income taxes for the fiscal year ended June 30, 2004 will decrease by approximately $4 million, (b) loss before provision for income taxes for the fiscal year ended June 30, 2005 will increase by approximately $3 million, (c) income before provision for income taxes for the fiscal year ended June 30, 2006 will decrease by approximately $5 million, and (d) loss before provision for income taxes for the fiscal quarter ended September 30, 2006 will decrease by approximately $0.5 million. The effects of income taxes, if any, have not yet been determined.

In addition, we announced that we identified, with respect to the fiscal year ended June 30, 2006 and the quarter ended September 30, 2006, a computational error related to the recognition of maintenance service revenue.  In order to correct this error, we will restate the financial statements for such periods to reflect the following adjustments:  (a) net income for the fiscal year ended June 30, 2006 will decrease by approximately $0.4 million and (b) net income for the quarter ended September 30, 2006 will increase by $0.4 million.

In light of the foregoing, our previously issued financial statements for the fiscal years ended June 30, 2004, 2005 and 2006 and the accompanying reports of our independent registered public accounting firm and our previously issued financial statements for the quarter ended September 30, 2006 should not be relied upon.

The audit committee of the board of directors and members of our management have discussed the matters disclosed in this Item 4.02 with our independent registered public accounting firm.

The full text of the press release issued in connection with these announcements is attached as Exhibit 99.1 to this Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press release issued by Aspen Technology, Inc. on February 6, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: February 6, 2007	By:	/s/ Frederic G. Hammond
Frederic G. Hammond Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Aspen Technology, Inc. on February 6, 2007